UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 22, 2012

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6060 Parkland Boulevard, Mayfield Heights, Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-875-5600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Proposal Regarding Section 1701.831 of the Ohio Revised Code

On August 16, 2012, the Board of Directors (the "Board") of Ferro Corporation (the "Company") authorized and directed the officers of the Company to prepare a binding proposal to the shareholders of the Company to amend the Articles of Incorporation or the Code of Regulations of the Corporation such that Section 1701.831 of the Ohio Revised Code ("Section 1701.831"), which is a part of the Ohio Control Share Acquisition Act, will not apply to the Company. Section 1701.831 provides generally that unless the Articles of Incorporation or Code of Regulations of an Ohio corporation state that Section 1701.831 is inapplicable, with certain exceptions, a person may only acquire beneficial ownership of shares of such corporation in certain ranges of the voting power of the outstanding shares of such corporation if such person has submitted an "acquiring person statement" to the corporation and the proposed acquisition has been approved at a special meeting of shareholders called for the purpose of considering the proposed acquisition. It is the Board's intent that the proposal be included in the Company's proxy statement and voted on by shareholders at the Company's 2013 Annual Meeting of Shareholders.

Adoption of Majority Voting Policy

On August 16, 2012, the Board adopted the "Policy of the Board of Directors Relating to Majority Voting" (the "Majority Voting Policy"). Pursuant to the Majority Voting Policy, in the event of an uncontested election — an election in which the number of nominees for director does not exceed the number of directors to be elected — where a nominee for director receives a greater number of votes "withheld" from his or her election than votes "for" his or her election such director is expected to tender his or her resignation as a director to the Board promptly following the certification of the election results. The Governance & Nomination Committee of the Board will then consider each resignation tendered and recommend to the Board whether to accept or reject it. If the Board rejects the director’s resignation, the director will continue to serve for the remainder of his or her term and until his or her successor is duly elected, or his or her earlier death, resignation or removal. If the Board accepts the director’s resignation, then the Board, in its sole discretion, may fill any resulting vacancy or may decrease the number of directors comprising the Board. The Governance & Nomination Committee, in making its recommendation, and the Board, in making its decision, may consider any factors or other information that they consider appropriate.

Adoption of Clawback Policy

On July 30, 2012, the Compensation Committee of the Board of Directors adopted a Clawback Policy (the "Clawback Policy") for the recovery of compensation from certain of the Company’s current and former key employees, including executive officers (each, a "Key Employee") under certain circumstances. Pursuant to the Clawback Policy, the Compensation Committee may seek to recover incentive-based compensation paid under the Company’s annual cash incentive compensation program to a Key Employee in the event that the Company is required to prepare an accounting restatement due to the Company’s material noncompliance with any financial reporting requirement under the U.S. federal securities laws where the Compensation Committee determines that the Key Employee willfully committed an act of fraud or dishonesty or recklessness in the performance of his or her duties that contributed to the noncompliance that resulted in the Company’s obligation to prepare the accounting restatement. Under the Clawback Policy, the Compensation Committee may seek to recover the difference between the amount of the incentive-based compensation received by the Key Employee and the amount of incentive-based compensation such Key Employee would have received under the circumstances reflected by the accounting restatement.

A press release announcing the actions by the Company Board of Directors was issued on August 22, 2012, and is included herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1: Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

August 22, 2012	By:	Mark H. Duesenberg

Name: Mark H. Duesenberg
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release